EXHIBIT 10.10

EQUITY COMPENSATION PROGRAM
FOR
NONEMPLOYEE DIRECTORS
UNDER THE
DMRC CORPORATION 2008 INCENTIVE PLAN

The following provisions set forth the terms of the stock option grant program (the “Program”) for nonemployee directors of DMRC Corporation (the “Company”) under the Company’s 2008 Incentive Plan (the “Plan”). The following terms are intended to supplement, not alter or change, the provisions of the Plan, and in the event of any inconsistency between the terms contained herein and in the Plan, the Plan shall govern. All capitalized terms that are not defined herein shall be as defined in the Plan.

1. Eligibility

Each director of the Company elected or appointed to the Board who is not an employee of the Company or any Related Company (an “Eligible Director”) shall be eligible to receive New Grants and Annual Grants under the Plan, as discussed below.

2. Initial and Annual Grants of Restricted Stock

2.1          Annual Restricted Stock Grant

Beginning with the 2009 Annual Meeting of Stockholders, immediately following each Annual Meeting of Stockholders, each Eligible Director shall automatically be granted a Restricted Stock Grant (the “Annual Restricted Stock Grant”) with a value of $40,000, based on the Fair Market Value of the Common Stock on the date of grant, with any fractional share rounded to the nearest whole share (0.5 to be rounded up), on the terms and conditions set forth herein.

2.2          Initial Restricted Stock Grant

Beginning with the 2009 Annual Meeting of Stockholders, upon an Eligible Director’s initial election or appointment to the Board on a date other than the date of an Annual Meeting of Stockholders, each such Nonemployee Director shall automatically be granted a prorated Annual Restricted Stock Grant (a “Prorated Initial Restricted Stock Grant”), based on the number of full calendar months between the date of initial election or appointment and the date of the first anniversary of the then last Annual Meeting of Stockholders.

3. Vesting of Restricted Stock

Each Annual Restricted Stock Grant shall fully vest and no longer be subject to forfeiture to the Company on the date of the next Annual Meeting of Stockholders following the Restricted Stock granted hereunder.

Each Prorated Initial Restricted Stock Grant shall fully vest and no longer be subject to forfeiture to the Company on the date of the next Annual Meeting of Stockholders following the Restricted Stock Grant granted hereunder.

In the event an Eligible Director’s service terminates for any reason prior to vesting of a Restricted Stock Grant, the shares subject to such Restricted Stock Grant will automatically be forfeited to the Company.

4. Amendment

The Board may amend the provisions contained herein in such respects as it deems advisable. Any such amendment shall not, without the consent of the Eligible Director, materially adversely affect any rights of an Eligible Director under an outstanding option.

5. Effective Date

The Program shall become effective on the Effective Date of the Plan.